Exhibit 10.20
CONTRIBUTION AGREEMENT
     This CONTRIBUTION AGREEMENT (this “Agreement”) is made as of April 22, 2010, by and among Campus Crest Communities, Inc., a Maryland corporation (the “Company”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership” and, together with the Company, the “Company Entities”), and Flynn Development, LLC, a Washington limited liability company (the “Contributor”).
     WHEREAS, MXT Capital, LLC, a Delaware limited liability company (“MXT”), has formed and is the sole stockholder of the Company, and the Company, through Campus Crest Communities GP, LLC, its wholly-owned subsidiary, is the sole general partner of the Operating Partnership, and, through Campus Crest Communities LP, LLC, its wholly-owned subsidiary, is the sole limited partner of the Operating Partnership;
     WHEREAS, the Company Entities were formed for the purpose of (i) continuing the student housing business previously owned and conducted, directly or indirectly, by MXT’s wholly-owned subsidiary, Campus Crest Group, LLC, a North Carolina limited liability company, and certain other parties, including, but not limited to, the Contributor, which is the owner of an interest in the Student Housing Entities (as defined herein) as set forth below, and (ii) consummating the IPO (as defined below);
     WHEREAS, in connection with the potential initial public offering (the “IPO”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-11 after the date of this Agreement (together with all amendments and supplements thereto, the “Registration Statement’); and
     WHEREAS, the parties hereto desire that the Contributor transfer all of its ownership interests in the Student Housing Entities to the Operating Partnership in exchange for the consideration set forth in Section 1.3 (the “Formation Transactions”) and otherwise conclude such agreements under terms and conditions as are set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company Entities and the Contributor agree as follows:
ARTICLE I.
FORMATION TRANSACTIONS
     1.1. Formation Transactions. Subject to the terms and conditions of this Agreement, each of the Company Entities and the Contributor hereby consents to each of the Formation Transactions and agrees to take all actions reasonably necessary or advisable to consummate, and to cause its direct and indirect subsidiaries and affiliates, where applicable, to consummate, the Formation Transactions. It is the intent of the parties that, as a result of the Formation Transactions, the Company Entities will own, directly or indirectly, all of the interests previously owned by the Contributor in the entities identified in Schedule I attached hereto (the “Student Housing Entities”), and through their ownership of such Student Housing Entities, the Company

Entities will succeed to all of the student housing business previously conducted, directly or indirectly, by MXT and certain other parties, and in which the Contributor had a direct or indirect interest.
     1.2. Simultaneous Closing. The Formation Transactions shall close simultaneously with the closing of the IPO and the receipt of the net proceeds of the IPO by the Company (the “Closing”). The date on which the Formation Transactions close shall be the “Closing Date.”
     1.3. Consideration for the Formation Transactions. Upon the Closing, the Contributor, in exchange for the Contributor Interests (as defined herein), shall receive from the Operating Partnership five hundred (500) limited partnership units in the Operating Partnership (the “Contributor OP Units”).
     1.4. Further Acts. The Company Entities and the Contributor shall perform, execute, and deliver, or cause to be performed, executed, and delivered by their direct or indirect subsidiaries, at the Closing or after the Closing, any and all further acts, instruments, and agreements and provide such further assurances as the other parties may reasonably require to consummate the transactions and otherwise satisfy the covenants and conditions contemplated hereunder.
ARTICLE II.
CONDITIONS TO CLOSING
     2.1. Company Conditions to Closing. The obligations of each Company Entity hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing:
          (a) Representations and Warranties True and Correct. The representations and warranties herein of the Contributor shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of the Contributor hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects; and
          (c) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.
     2.2. Contributor’s Conditions to Closing. The obligations of the Contributor hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing:
          (a) Representations and Warranties True and Correct. The representations and warranties herein of each of the Company Entities shall be true and correct in all material respects as of the Closing Date;
          (b) Covenants. The obligations of the Company Entities hereunder, including without limitation, with respect to the Formation Transactions, shall have been performed or complied with in all material respects; and

          (c) Closing Date. The Closing Date shall have occurred by no later than December 31, 2010.
     2.3. Abandonment of IPO. If, at any time, the Company shall determine in its sole and absolute discretion to abandon the IPO, this Agreement shall be immediately terminated and thereupon each party shall be released from its obligations hereunder and shall have no further liability hereunder.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES AMONG THE PARTIES
     3.1. Definitions. As used in this Article III, the following terms shall have the following meanings:
          (a) “Actions” means all actions, litigation, complaints, claims, charges, accusations, investigations, petitions, suits, arbitrations, mediations or other proceedings, whether civil or criminal, at law or in equity, or before any arbitrator or Governmental Entity.
          (b) “Code” means the Internal Revenue Code of 1986, as amended.
          (c) “Contributor Properties” means the real property owned (whether directly or indirectly) by the Student Housing Entities.
          (d) “Governmental Entity” means any governmental agency or quasi-governmental agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.
          (e) “Liens” means any mortgages, pledges, liens, options, charges, security interests, mortgage deed, restrictions, prior assignments, encumbrances, covenants, encroachments, assessments, purchase rights, rights of others, licenses, easements, voting agreements, liabilities or claims of any kind or nature whatsoever, direct or indirect, including, without limitation, interests in or claims to revenues generated by such property.
          (f) “Material Adverse Effect” means a material adverse effect, individually or in the aggregate, on the business, financial condition, results of operations or properties of the Company Entities and Student Housing Entities, taken as a whole, whether or not arising from transactions in the ordinary course of business.
          (g) “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Entity.
     3.2. Representations by the Contributor. The Contributor represents and warrants to each of the Company Entities, other than with respect to such matters set forth in the Contributor disclosure schedule attached to this Agreement as Exhibit A, that each and every one of the following statements is true, correct, and complete in all material respects as of the date of this Agreement and will be true, correct, and complete in all material respects as of the Closing Date;

provided, however, that none of the representations and warranties hereunder with respect to the Student Housing Entities shall apply with respect to any other party, as to which no representations and warranties are being made by the Contributor hereunder:
          (a) Organization and Power. The Contributor is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Contributor, and this Agreement constitutes the legal, valid and binding obligation of the Contributor, enforceable against it in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
          (b) Capitalization. The interests owned by the Contributor directly and indirectly in the Student Housing Entities (the “Contributor Interests”) constitute all of the issued and outstanding interests owned by the Contributor in the Student Housing Entities owning (directly or indirectly) the Contributor Properties and other assets to be conveyed by the Contributor to the Company Entities in accordance with the Formation Transactions. The Contributor is the sole owner of the Contributor Interests, beneficially and of record free and clear of any Liens of any nature, except Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority to convey the Contributor Interests, free and clear of any Liens, except Liens that would not have, or reasonably be expected to have, a Material Adverse Effect, and, upon delivery of the Contributor OP Units as herein provided, the Company (or its direct or indirect subsidiary) will acquire good and valid title thereto, free and clear of any Liens except Liens created in favor of the Company Entities by the transactions contemplated hereby and such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect. There are no rights to purchase, options or similar rights relating to any of the Contributor Properties or the Contributor Interests. Except as contemplated in the Formation Transactions, the Contributor has no commitment or legal obligation, absolute or contingent, to any other Person other than the Company Entities to sell, assign, transfer or effect a sale of any right, title or interest in or to any the Contributor Interests, Contributor Properties or other assets to be conveyed to the Company Entities by the Contributor in accordance with the Formation Transactions.
          (c) No Litigation. To the Contributor’s knowledge, except for Actions covered by existing policies of insurance, there are no Actions pending or threatened, affecting all or any portion of the Contributor Interests or the Student Housing Entities or the Contributor’s ability to consummate the transactions contemplated hereby or that would have a Material Adverse Effect. The Contributor has no knowledge of any outstanding order, writ, injunction or decree of any court, Governmental Entity or arbitration against or affecting all or any portion of the Contributor Interests or any Student Housing Entity which in any such case would impair the Contributor’s ability to enter into and perform all of its obligations under the Agreement or would have a Material Adverse Effect.
          (d) No Consents. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule II attached hereto, none of the execution, delivery or performance of this Agreement, any agreement contemplated hereby and the transactions contemplated hereby and thereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) to the Contributor’s knowledge, the organizational documents, including the charters and bylaws, if any, of the Contributor or the Student Housing Entities, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor or any of the Student Housing Entities are bound or (C) to the Contributor’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree, or require any approval, consent or waiver of, or make any filing with, any person or governmental or regulatory authority or foreign, federal, state, local or other law binding on the Contributor or the Student Housing Entities or by which the Contributor, the Student Housing Entities or any of their assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the Contributor Interests or any Student Housing Entity or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (e) No Breach or Default. Except as shall have been cured, consented to or waived in writing by the Company prior to the Closing or except as set forth on Schedule II attached hereto, none of the execution, delivery or performance of this Agreement and the transactions contemplated hereby does or will, with or without the giving of notice, lapse of time, or both, (i) violate, conflict with, result in a breach of, or constitute a default under or give to others any right of termination, acceleration, cancellation or other right adverse to the Company Entities of (A) the organizational documents, including the charters and bylaws, if any, of the Contributor, (B) any agreement, document or instrument to which the Contributor is a party or by which the Contributor is bound or (C) to the Contributor’s knowledge, any term or provision of any judgment, order, writ, injunction, or decree binding on the Contributor or by which the Contributor or any of its assets or properties are bound or subject; provided in the case of (B) and (C) above, unless any such violation, conflict, breach or default would not have a Material Adverse Effect or (ii) result in the creation of any Lien upon any of the Contributor Interests or any interests therein except such Liens that would not have, or reasonably be expected to have, a Material Adverse Effect.
          (f) No Related Party Transactions. With the exception of that certain Agreement between the Contributor and Campus Crest Development, LLC dated May 14, 2007, there are no material contracts, agreements or other transactions between any Company Entity or Student Housing Entity or any of their respective affiliates, on the one part, and the Contributor or any person holding a direct interest in the Contributor or any of their respective affiliates, on the other part.
          (g) No Broker or Finder. There are no contracts, agreements or understanding between the Contributor, or any person holding a direct or indirect controlling interest in the Contributor, or any of their respective affiliates and any other person that would give rise to a valid claim against any Company Entity or any underwriter under the IPO for a brokerage commission, finder’s fee or other like payment in connection with the IPO or other transactions contemplated by this Agreement.

          (h) Withholding; Non-Foreign Status. The Contributor is not subject to any federal or state withholding provisions in connection with the transactions contemplated hereby, including withholding of sales proceeds to foreign persons. The Contributor is a United States person (as defined in Section 7701(a)(30) of the Code), and is, therefore, not subject to the provisions of the Code relating to the withholding of sales proceeds to foreign persons, and is not subject to any state withholding requirements.
          (i) Investment Representations. The Contributor:
(1)	is an “accredited investor” as defined in Rule 501(a) of Regulation D, attached hereto as Exhibit B, promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

(2)	is acquiring the Contributor OP Units solely for his, her or its own account for the purpose of investment and not as a nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution of any thereof; the Contributor agrees and acknowledges that he, she or it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (“Transfer”) any of the Contributor OP Units unless (i) the Transfer is pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws, or (ii) counsel for the Contributor (which counsel shall be reasonably acceptable to the Operating Partnership) shall have furnished the Operating Partnership with an opinion, reasonably satisfactory in form and substance to the Operating Partnership, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and qualification or other compliance under applicable blue sky or state securities laws; the term “Transfer” shall not include any redemption of the Contributor OP Units or exchange of the Contributor OP Units pursuant to the partnership agreement of the Operating Partnership; notwithstanding the foregoing, no Transfer shall be made unless it is permitted under the partnership agreement of the Operating Partnership;

(3)	understands that (i) the Contributor OP Units (1) have not been registered under the Securities Act or any state securities laws, (2) when and if issued, will be issued in reliance upon an exemption from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and/or Regulation D thereunder, and (3) when and if issued, will be issued in reliance upon exemptions from the registration and prospectus delivery requirements of state securities laws which relate to private offerings, and (ii) the Contributor must therefore bear the economic risk of such investments indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt therefrom; pursuant to the foregoing, the Contributor understands that (A) the certificates, if any, representing the Contributor OP Units (and any common stock in the Company that might be exchanged therefor) acquired by the Contributor shall bear a restrictive legend in the form hereafter set forth, and (B) a notation shall be made in the appropriate records of the Operating Partnership (and the Company) indicating that the Contributor OP Units (and any common stock in the Company that might be exchanged therefor) are subject to restrictions on transfer; and

(4)	is knowledgeable, sophisticated and experienced in business and financial matters; the Contributor has previously invested in securities similar to the Contributor OP Units and fully understands the limitations on transfer imposed by the Federal securities laws and as described in this Agreement; the Contributor is able to bear the economic risk of holding the Contributor OP Units for an indefinite period and is able to afford the complete loss of his, her or its investment in the Contributor OP Units; the Contributor has received and reviewed all information and documents about or pertaining to the Company Entities, the business and prospects of the Company Entities and the issuance of the Contributor OP Units as the Contributor deems necessary or desirable, has had cash flow and operations data for the Student Housing Entities made available by MXT upon request and has been given the opportunity to obtain any additional information or documents and to ask questions and to receive answers about such information and documents, the Company Entities, the Student Housing Entities, the business and prospects of the Company Entities and the Contributor OP Units which the Contributor deems necessary or desirable to evaluate the merits and risks related to his, her or its investment in the Contributor OP Units and to conduct its own independent valuation of the Student Housing Entities; and the Contributor understands and has taken cognizance of all risk factors related to the purchase of the Contributor OP Units; the Contributor is a sophisticated real estate investor; the Contributor is relying upon its own independent analysis and assessment (including with respect to taxes), and the advice of the Contributor’s advisors (including tax advisors), and not upon that of MXT or the Company Entities or any of their respective affiliates, for purposes of evaluating, entering into, and consummating the transactions contemplated by the Agreement.
Each certificate, if any, representing the Contributor OP Units (and any common stock in the Company that might be exchanged therefor) shall bear the following legend:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSFEROR DELIVERS TO THE OPERATING PARTNERSHIP AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS;
In addition, the common stock of the Company for which the Contributor OP Units might be exchanged shall also bear a legend which generally provides the following:
     THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL AND CONSTRUCTIVE OWNERSHIP AND TRANSFER FOR THE PURPOSES OF THE COMPANY’S QUALIFICATION AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE COMPANY’S ARTICLES OF INCORPORATION, (i) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF THE COMPANY’S COMMON STOCK IN EXCESS OF 9.8% (BY VALUE OR BY NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING COMMON STOCK OF THE COMPANY; (ii) NO PERSON MAY BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK THAT WOULD RESULT IN THE COMPANY BEING “CLOSELY HELD” UNDER SECTION 856(h) OF THE CODE OR OTHERWISE CAUSE THE COMPANY TO FAIL TO QUALIFY AS A REIT; AND (iii) NO PERSON MAY TRANSFER SHARES OF COMMON STOCK IF SUCH TRANSFER WOULD RESULT IN THE CAPITAL STOCK OF THE COMPANY BEING OWNED BY FEWER THAN 100 PERSONS. ANY PERSON WHO BENEFICIALLY OR CONSTRUCTIVELY OWNS OR ATTEMPTS TO BENEFICIALLY OR CONSTRUCTIVELY OWN SHARES OF COMMON STOCK IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE COMPANY. IF ANY OF THE RESTRICTIONS ON TRANSFER OR OWNERSHIP ARE VIOLATED, THE SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE AUTOMATICALLY TRANSFERRED TO THE TRUSTEE OF A TRUST FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES. IN ADDITION, THE COMPANY MAY REDEEM SHARES UPON THE TERMS AND CONDITIONS SPECIFIED BY THE BOARD OF DIRECTORS IN ITS SOLE DISCRETION IF THE BOARD OF DIRECTORS DETERMINES THAT OWNERSHIP OR A TRANSFER OR OTHER EVENT MAY VIOLATE THE RESTRICTIONS DESCRIBED ABOVE. FURTHERMORE, UPON THE OCCURRENCE OF CERTAIN EVENTS, ATTEMPTED TRANSFERS IN VIOLATION OF THE RESTRICTIONS DESCRIBED ABOVE MAY BE VOID AB INITIO. ALL TERMS IN THIS LEGEND THAT ARE DEFINED IN THE ARTICLES OF INCORPORATION OF THE COMPANY SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE ARTICLES OF INCORPORATION OF THE COMPANY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH, INCLUDING THE RESTRICTIONS ON TRANSFER AND OWNERSHIP, WILL BE FURNISHED TO EACH HOLDER OF SHARES OF COMMON

STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL OFFICE.
          (j) Solvency. The Contributor has been and will be solvent at all times prior to and for the ninety (90) day period immediately following the transfer of the Contributor Interests to the Operating Partnership.
          (k) FINRA Affiliation. The Contributor represents severally that neither it nor any affiliate of the Contributor is a member, affiliate of a member or person associated with a member of the Financial Industry Regulatory Authority (“FINRA”). The Contributor further represents severally that neither it nor any of its affiliates owns any stock or any other securities of any FINRA member not purchased in the open market, or has made any outstanding subordinated loans to a FINRA member. (A company or natural person is presumed to control a member of FINRA and is therefore presumed to constitute an affiliate of such member if the company or person is the beneficial owner of 10% or more of the outstanding securities of a member which is a corporation. Additionally, a natural person is presumed to control a member of the FINRA and is therefore presumed to constitute an affiliate of such member if such person has the power to direct or cause the direction of the management or policies of such member.)
          (l) For purposes of this Section 3.2, “knowledge” of the Contributor shall be limited to the actual knowledge as of the date of this Agreement of Jamie R. Flynn.
     3.3. Representations by the Company and Operating Partnership. Each of the Company Entities represents and warrants to the Contributor that each and every one of the following statements is true, correct, and complete in every material respect as of the date of this Agreement and will be true, correct, and complete in every material respect as of the Closing Date:
          (a) Organization and Power. Such entity is duly organized, validly existing and in good standing under the laws of the state of its formation and has full right, power, and authority to enter into this Agreement, and to assume and perform all of its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by such entity, and this Agreement constitutes the legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors’ rights generally and to general principles of equity.
          (b) Litigation. To such entity’s knowledge, there is no Action pending or, to such entity’s knowledge, threatened in any court, before any arbitrator, or before or by any Governmental Entity or other regulatory authority naming any Company Entity as a party that is reasonably likely to materially and adversely affect the ability of the Company Entities to perform their obligations hereunder, or otherwise delay the consummation of any of the transactions contemplated hereby (including, without limitation, the Formation Transactions). No Company Entity is subject to any order, writ, injunction or decree of any court relating to the transactions contemplated by this Agreement (including, without limitation, the Formation Transactions).

          (c) No Consents. To such entity’s knowledge, no authorization, consent, approval or waiver, or filing with, any Person, Governmental Entity or regulatory authority is required in connection with, the execution, delivery, and performance of this Agreement on the part of such entity other than as expressly set forth on Schedule III attached hereto.
          (d) For purposes of this Section 3.3, “knowledge” of the Company Entities shall be limited to the actual knowledge as of the date of this Agreement of Ted W. Rollins, Michael S. Hartnett and Donald L. Bobbitt, Jr.
     3.4. Survival. Each of the representations and warranties contained in this Article III shall survive the Closing.
ARTICLE IV.
COVENANTS
     4.1. From the date hereof through the Closing Date, and except in connection with the Formation Transactions, the Contributor shall not:
          (a) Sell, transfer, redeem, repurchase (or agree to sell, transfer, redeem or repurchase) or otherwise dispose of, or cause or allow the sale, transfer, redemption, repurchase or disposition of (or agree to do any of the foregoing), all or any portion of the Contributor Interests;
          (b) Pledge or encumber (or permit to become encumbered) all or any portion of the Contributor Interests; or
          (c) Cause or take any action that would render any of its representations or warranties as set forth herein untrue in any material respect.
     4.2. From the date hereof and subsequent to the Closing for a period of six (6) years, the Contributor agrees to provide the Company with such tax information relating to any of the Student Housing Entities as reasonably requested by the Company and to cooperate with the Company with respect to the filing of tax returns.
     4.3. The Contributor shall take such other actions and execute such additional documents following the Closing Date as the Company Entities may reasonably request in order to effect the transactions contemplated hereby, except that the Contributor shall not be obligated to take any action or execute any document if the additional actions or documents impose additional liabilities, obligations, covenants, responsibilities, representations or warranties on the Contributor which are not contemplated by this Agreement or reasonably inferable by the terms herein.
     4.4. The Contributor covenants to use all reasonable efforts within its control (a) to prevent the breach of any representation or warranty of the Contributor hereunder, (b) to satisfy all covenants of the Contributor hereunder and (c) to promptly cure any breach of a representation, warranty or covenant of the Contributor hereunder upon its learning of same.
     4.5. The Company shall:

          (a) At or prior to the Closing, make all filings and otherwise do all things so as to comply with all applicable regulatory requirements of the New York Stock Exchange and FINRA in connection with the IPO; and
          (b) At or promptly following the Closing, satisfy all transaction costs incurred by the Company Entities in connection with the Formation Transactions and the IPO, as determined by the Company Entities in their sole and complete discretion.
ARTICLE V. INDEMNIFICATION
5.1.	Indemnities.
          (a) The Contributor agrees to indemnify, defend and hold harmless the Company Entities and their respective affiliates, shareholders, partners, directors, officers, employees, representatives and agents, from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney’s fees and expenses) (collectively, “Losses”) incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Contributor. The provisions of this Section 5.1(a) shall survive the Closing for a period of one (1) year and shall be subject to the limitations specified in Section 5. 1(d) hereof.
          (b) The Company agrees to indemnify, defend and hold harmless the Contributor and its affiliates, partners, managers, members, officers, employees, representatives and agents, from and against all Losses incurred by such parties resulting from any misrepresentation or breach of representation, warranty or covenants made by the Company Entities, but only to the extent such Losses in the aggregate exceed $25,000. The provisions of this Section 5.1(b) shall survive the Closing for a period of one (1) year. The Company’s obligations under this Section 5.1(b) shall not apply to any affiliate, shareholder, officer, director, employee, representative or agent of the Company and shall not exceed $50,000 in the aggregate.
          (c) Upon written request by any indemnified party hereunder, the applicable indemnitor shall defend same (if requested by any indemnified party, in the name of such indemnified party) by attorneys and other professionals approved by such indemnified party. Notwithstanding the foregoing, any indemnified parties may, in its sole and absolute discretion, engage its own attorneys and other professionals to defend or assist such indemnified party, and, at the option of such indemnified party, such attorneys shall control the resolution of any claim or proceeding, providing that no compromise or settlement shall be entered without the applicable indemnitor’s consent, which consent shall not be unreasonably withheld. Upon demand, an indemnitor shall pay or, in the sole and absolute discretion of the applicable indemnified party, reimburse, such indemnified parties for the payment of reasonable fees and disbursements of attorneys and other professionals in connection therewith.
          (d) In no event shall the amounts paid or payable by the Contributor in respect of the obligations of the Contributor under Section 5.1(a) exceed the aggregate value of the

          Contributor OP Units received by the Contributor as a result of the Formation Transactions pursuant to Section 1.3.
ARTICLE VI.
MISCELLANEOUS
     6.1 Entire Agreement; Modifications and Waivers; Cumulative Remedies. This Agreement constitutes the entire agreement among the parties hereto and may not be modified or amended except by an instrument in writing signed by the parties hereto, and no provisions or conditions may be waived other than by a writing signed by the party waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to a Company Entity or a Contributor upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a Company Entity or a Contributor of any breach of any term, covenant, or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant, or condition herein contained. All rights, powers, options, or remedies afforded to a Company Entity or a Contributor either hereunder or by law shall be cumulative and not alternative, and the exercise of one right, power, option, or remedy shall not bar other rights, powers, options, or remedies allowed herein or by law, unless expressly provided to the contrary herein.
     6.2 Notices. Any notice provided for by this Agreement and any other notice, demand, or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party’s address as set forth in this Section. The address for any of the Company Entities for all purposes under this Agreement shall be as follows:
Campus Crest Communities, Inc.
2100 Rexford Road, Suite 414
Charlotte, NC 28211
Attn: Chief Financial Officer
with a copy to:

Bradley Arant Boult Cummings LLP
One Federal Place
1819 Fifth Avenue North
Birmingham, AL 35203
Attn: Dawn H. Sharff
         J. Andrew Robison
The address of the Contributor for all purposes under this Agreement shall be as follows:
Flynn Development, LLC
963 13th Avenue E

Seattle, WA 98102
Attn: Jamie R. Flynn
     Any address or name specified above may be changed by a notice given by the addressee to the other parties. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept.
     6.3 Exhibits. All exhibits and schedules referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.
     6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina, without regard to its conflicts of laws principles.
     6.5 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.
     6.6 Successors and Assigns. This Agreement may not be assigned by any Company Entity or any Contributor without the prior approval of each Company Entity or Contributor, as applicable; provided, however, that each Company Entity may assign its rights under this Agreement (but not its obligations) to a direct or indirect wholly-owned subsidiary of the Company without the prior approval of the Contributor. This Agreement shall be binding upon, and inure to the benefit of, each Company Entity, the Contributor, and their respective legal representatives, successors, and permitted assigns.
     6.7 Headings. Article headings and article and section numbers are inserted herein only as a matter of convenience and in no way define, limit, or prescribe the scope or intent of this Agreement or any part hereof and shall not be considered in interpreting or construing this Agreement.
     6.8 Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Agreement and shall be considered prima facie evidence of the facts and documents referred to therein.
     6.9 Counterparts. This Agreement may be executed in any number of counterparts and by any party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument. Copies of executed counterparts transmitted by telecopy, telefax or other electronic transmission service shall be considered original executed counterparts.

     6.10 Specific Performance. Each party to this Agreement agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each party to this Agreement agrees that each other party hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in any federal or state court located in the State of North Carolina (as to which each party to this Agreement agrees to submit to jurisdiction for purposes of such action), this being in addition to any other remedies to which such party may be entitled under this Agreement or otherwise at law or in equity.
     6.11 Confidentiality. All press releases or other public communications of any kind relating to the IPO or the transactions contemplated herein, and the method and timing of release for publication thereof, will be subject to the prior written approval of the Company Entities.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY ENTITIES:

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.

	Name:	Donald L. Bobbitt, Jr.
	Title:	Chief Financial Officer

CAMPUS CREST COMMUNITIES
OPERATING PARTNERSHIP, LP

By:	Campus Crest Communities GP, LLC,
Its General Partner

	By:	Campus Crest Communities, Inc.
Its Sole Member

		By:	/s/ Donald L. Bobbitt, Jr.

Name: Donald L. Bobbitt, Jr.
Title: Chief Financial Officer

CONTRIBUTOR:

FLYNN DEVELOPMENT, LLC

By:	/s/ Jamie R. Flynn

	Name:	Jamie R. Flynn

	Title:	Member

Schedule I
Student Housing Entities and Contributor Interests

Contributor
Ownership
Interests in
Entity	Entity
THE GROVE AT ELLENSBERG
Campus Crest at Ellensberg, LLC	2% Contributor

Schedule II
Consents for the Contributor
None.

Schedule III
Consents for the Company Entities
The Registration Statement

Exhibit A
Contributor Disclosure Schedule
None.

Exhibit B
Rule 501(a) of Regulation D
(See attached)

General Rules and Regulations
promulgated
under the
Securities Act of 1933
Rule 501 — Definitions and Terms Used in Regulation D
As used, in Regulation D, the following terms shall have the meaning indicated;
a.	Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:
1.	Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuera. of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) and

8.	Any entity in which all of the equity owners are accredited investors.